EX-10.1

                      AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization (herein, together with all Exhibits, "Agreement") is entered in to as of November 1, 2001 by and between Universal Services & Acquisitions, Inc., a Colorado corporation ("USV") and Universal Medical Alliance, a Nevada corporation ("UMA").

      This Agreement sets forth the terms and conditions upon which UMA will merge with and into USV (the "Merger"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion and exchange of 100% of all issued and outstanding shares of common stock of UMA ("UMA Shares") into 90% of the issued and outstanding shares of voting $.001 par value common stock of USV ("USV Common Stock").

      In consideration of the mutual promises and covenants contained herein, UMA and USV agree as follows:

                                    ARTICLE I
                                   Definitions

      As used in this Agreement, the following terms (whether used in singular or plural forms) shall have the following meanings:

      "UMA Shareholders" shall mean all shareholders of UMA as of the date of closing.

      "UMA Shares" shall mean the Shares of the Common Stock of UMA to be exchanged for shares of USV common stock to the UMA Shareholders.

      "Closing Date" shall mean the date upon which the reorganization shall have occurred in accordance with the terms and conditions set forth herein.

      "Contract" means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document or agreement, and any oral obligation, right or agreement.

      "Controlled Group" means all trades or businesses (whether or not incorporated) under common control that, together with UMA, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.


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

      "GAAP" means generally accepted accounting principles, as the term is defined by the American Institute of Certified Public Accountants under the first standard of reporting under its generally accepted accounting standards.

      "Knowledge" of UMA of or with respect to any matter means that any of the executive officers, directors or managers of UMA has, or after due inquiry and investigation would have, actual awareness or knowledge of such matter, and "Knowledge" of USV of or with respect to any matter means that any of the executive officers, directors, or senior managers of USV has, or after due inquiry and investigation would have, actual awareness or knowledge of such matter.

      "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule regulation, order, technical or other standard requirement, judgment or procedure enacted, adopted, promulgated, applied or followed by any governmental authority, including judgments.

      "Lien" means any security agreement, financing statement filed with any governmental authority, conditional sale statement filed with any governmental authority, conditional sale or other title retention agreement, any lease consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, casement, rights of way, restrictive covenants leases and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Contract or otherwise.

      "Reorganization" shall mean the acquisition by USV of the UMA Shares in exchange for the USV Shares as further defined herein.

      "USV Shares" shall mean the Shares of the Common Stock of USV to be issued to the UMA Shareholders.

                                    ARTICLE 2
                                     Merger

      Section 2.1 Plan and Agreement of Reorganization. A plan of reorganization is hereby adopted to as follows:

            A. Subject to the terms and conditions hereinafter set


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forth, on the Closing Date, and in the manner hereinafter provided, (i) the UMA
Shareholders shall exchange the UMA Shares for the USV Shares in the amounts set forth herein; UMA shall cease to exist and USV shall be the surviving corporation.

            B. USV and UMA, respectively, shall take, or cause to be taken, such action as may be necessary or appropriate in order to effectuate the transactions contemplated hereby. Such action shall include, but not be limited to, the filing of Articles of Merger with the Colorado Secretary of State and the Nevada Secretary of State. In the event that after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest USV or the UMA Shareholders with full title to the securities to be exchanged hereby, the officers and directors of USV or the UMA Shareholders, as the case may be, shall take all such necessary action.

      Section 2.2 Effective Date of the Reorganization for Accounting Purposes. The transactions contemplated by this Agreement shall be effective as of a mutually agreeable date for accounting purposes and for all other purposes to the extent permissible by law.

      Section 2.3 Consideration and Basis of Exchange of Shares. The manner and basis of exchanging the UMA Shares for the Common Shares of USV shall be as follows:

            A. On the Closing Date, the UMA Shareholders shall deliver to USV certificates aggregating 100% of the issued and outstanding UMA Shares, duly endorsed in favor of USV with signatures guaranteed; the UMA Shareholders shall be issued, in exchange for the UMA Shares held of record on the Closing Date, USV Shares representing 90% of the then-issued and outstanding shares of common stock of USV. The UMA Shareholders and USV agree that the UMA Shares and the USV Shares exchanged hereby shall be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "1933 Act") and all certificates issued under this Agreement shall bear an appropriate legend to such effect. UMA will have received the necessary approval of its shareholders to this transaction.

            B. On or before the Closing Date, USV shall change its name to "Universal Medical Alliance Corp.", a Colorado corporation and approve a twenty-two-to-one reverse stock split such that the number of shares issued and outstanding immediately prior to the Closing shall be 1,000,000, before the issuance of the shares to the UMA Shareholders.


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

            C. UMA shall pay the sum of $400,000 to Stein's Holdings, Inc. ("Stein's"), the majority shareholder of USV, as a finder's fee in arranging for this transaction. $60,000 of said fee shall be paid immediately and used to pay USV's currently outstanding accounts payable with the remaining $340,000 due and payable 90 days after USV is listed for trading on the OTC Bulletin Board. In the event that USV does not become listed on the OTC Bulletin Board on or before December 31, 2001, taking into account the necessity to file a Form 8-K with audited financial statements and pro forma financial statement as well as preparing and filing a Form 15c2-11 with the National Association of Securities Dealers, Inc., all of which must occur before USV can be listed on the OTC Bulletin Board, then Stein's will return the $60,000 payment. Until such time as the entire $400,000 fee is paid, the new Board of USV will agree to not issue any shares of common or preferred stock in USV without the consent of Stein's with the exception of those certain shares that the parties hereto have previously discussed, the total of which is disclosed in Exhibit 2.3.

            D. USV will appoint the following persons as directors, to replace its current directors: Philip A. Kramer, Peter S. Muffoletto, and Troy A. Budgen. Mr. Kramer shall be appointed President and Peter S. Muffoletto will be appointed Secretary and Treasurer.

            Section 2.4 Closing. Closing of this Agreement shall be held at a date to be mutually agreed upon by the parties at the offices of USV, or such other place as the parties may mutually agree. The parties shall exchange such other documents and take such other actions as may be necessary or appropriate for completing the transactions contemplated by the Agreement.

            Section 2.5 Mechanics for Closing Merger. Upon the approval of the UMA Shareholders, the executed Articles of Merger shall be filed with the Colorado and Nevada Secretaries of State.

            Section 2.6 Further Assurances. At or after Closing, UMA, at the request of USV, shall promptly execute and deliver, or cause to be delivered, to USV all such documents and instruments, in form and substance satisfactory to USV, as USV reasonably may request in order to carry out or evidence the terms of this Agreement.


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

                                    ARTICLE 3
                      Representations and Warranties of UMA

      UMA represents and warrants to USV, as of the date of this Agreement and as of the Closing, as follows:

      Section 3.1 Organization and Qualification of UMA. UMA is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. UMA has full corporate power and authority to conduct its business as now conducted and to own or lease and operate the assets and property now owned or leased or operated by it. UMA is qualified to transact business in those jurisdictions wherein its business requires such action.

      Section 3.2 Authority. UMA has all requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by UMA has been duly and validly executed and delivered by UMA, and is a valid and binding obligation of UMA, enforceable against UMA in accordance with its terms.

      Section 3.3 Ownership and Shareholders of UMA. The shareholders set forth on Exhibit 3.3 own the UMA Shares shown thereon, beneficially and of record, free and clear of all liens. The UMA Shares are not subject to, or bound or affected by, any proxies, voting agreements, or other restrictions on the incidents or ownership hereof. There are not, and will not at Closing, be more than 30 shareholders of UMA.

      Section 3.4 Subsidiaries. UMA has no subsidiaries.

      Section 3.5 No Conflicts; Required Consent. The execution, delivery, and performance by UMA of this Agreement will not: (i) conflict with or violate any provision of the articles or certificate of incorporation of UMA; (ii) violate any Legal Requirements; (iii) result in the creation or imposition of any Lien against or upon the UMA Shares or any of the assets or properties owned or leased by UMA; or (iv) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report or other document with, any governmental authority or other person.

      Section 3.6 Litigation. There is no litigation pending or, to UMA's knowledge, threatened, by or before any governmental authority or private arbitration tribunal, against UMA or its operations, except as described in
Exhibit 3.6 attached hereto and incorporated herein by this reference, nor, to UMA's knowledge, is


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

there any basis for any such litigation.

      Section 3.7 Compliance with Applicable Legal Requirements. Conduct by UMA of its activities as currently conducted does not violate or infringe any Legal Requirements currently in effect, or, to the knowledge of UMA, proposed to become effective; and UMA has received no notice of any violation by UMA, proposed to become effective; and UMA has received no notice of any violation by UMA of any Legal Requirements applicable to UMA or its activities as currently conducted; and UMA knows of no basis for the allegation of any such violation.

      Section 3.8 Financial Statements. UMA will deliver to USV the audited balance sheet and statements of operations of UMA as of September 30, 2001, which are currently being prepared. The financial statements will be prepared in accordance with United States GAAP and present fairly the financial position of UMA as of the dates indicated and the results of operations of UMA for the period ended September 30, 2001.

      Section 3.9 Liabilities. UMA has no liabilities or obligations, whether absolute, accrued, contingent, or otherwise, that are not reflected in the Balance Sheet or non-delinquent obligations for ordinary and recurring expenses, including expenses occurring in the ordinary course of business of UMA since the date of the Balance Sheet. Attached as Exhibit 3.9 is a list of all accounts payable of UMA.

      Section 3.10 Tax Returns and Payments. UMA has filed all federal, state, local and foreign tax returns required to be filed, and has timely paid all taxes, including all federal and state payroll taxes, that have become due and payable, whether or not so shown on any such tax returns. UMA has not received any notice of, nor does UMA have any knowledge of, any deficiency or assessment of proposed knowledge of, any deficiency or assessment of proposed deficiency or assessment from any taxing governmental authority. There are no tax audits pending with respect to UMA, and there are no outstanding agreements or waivers by or with respect to UMA, that extend the statutory period of limitations applicable to any federal, state, local or foreign tax returns for any period.

      Section 3.11 Absence of Certain Changes or Events. Since the date of Balance Sheet there has not occurred:

      (a) any material and adverse change in the financial condition or operations of UMA;


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

      (b) any damage, destruction or loss to or of any of the material assets of properties owned or leased by UMA;

      (c) the creation or attachment of any Lien against the Common Stock of UMA;

      (d) any waiver, release, discharge, transfer, or cancellation by UMA of any rights or claims of material value;

      (e) any issuance by UMA of any securities, or any merger or consolidation of UMA with any other Person, or any acquisition by UMA of the business of any other Person;

      (f) any incurrence, assumption or guarantee by UMA of any indebtedness or liability;

      (g) any declaration, setting aside or payment by UMA of any dividends on, or any other distribution with respect to, any capital stock of UMA or any repurchase, redemption, or other acquisition of any capital stock of UMA;

      (h) (A) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of UMA, except in the ordinary course of the administration of UMA, or (B) any increase in the compensation payable to any employee of UMA; or

      (i) the entry by UMA into any Contract to do any of the foregoing.

      Section 3.12 Material UMA Contracts. As of the date of this Plan of Reorganization, UMA does not have, except as discussed in Exhibit 3.12, (i) contracts evidence or evidencing or relating to any liabilities or obligations of UMA, whether absolute, accrued, contingent or otherwise, or granting any Person a Lien or against any properties or assets owned or leased by UMA; (ii) joint venture or partnership Contracts between UMA and any other person; (iii) Contracts limiting the freedom of UMA to engage in or to complete in any activity, or to use or disclose any information in its possession; (iv) any guarantees of indebtedness for any other entity; and (v) any other Contracts to which UMA is a party or by which it or the assets or properties owned or leased by it are bound or affected that are not set forth on other Exhibits hereto, which in aggregate contemplate payments to or by UMA exceeding $5,000 in any twelve-month period (collectively herein as the "Material UMA Contract"). UMA has delivered to USV true and complete copies of each of the Material UMA Contracts, including


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

any amendments thereto (or, in the case or oral Material UMA Contracts, a memorandum of such contract) and all Material UMA Contracts are valid, in full force and effect and enforceable in accordance with its terms against the parties thereto other than UMA, and UMA has fulfilled when due, or has taken all action necessary to enable it to fulfill when due all of its obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving notice, or the election of any person other then UMA, or any combination thereof) by UMA, nor, to the knowledge of UMA, has there occurred any default (without regard to lapse of time, the giving of notice, or the election of UMA, or any combination thereof) by any other person, under any of the Material UMA Contracts; and (iii) neither UMA nor, to the knowledge of UMA, any other person is in arrears in the performance or satisfaction of its obligation under any of the Material UMA Contracts, and no waiver has been granted by any of the parties thereto.

      Section 3.13 Real Property. As of the date of this Plan of Reorganization, UMA does not own any real property.

      Section 3.14 Employees. As of the date of this Plan of Reorganization, UMA has no employees.

      Section 3.15 Books and Records. All of the books, records and accounts of UMA are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the Financial Statements. UMA will deliver to USV true and complete copies of all the minutes and meetings and all other corporate actions of the officers, directors and shareholders of UMA since the date of its incorporation.

      Section 3.16 Certain Interests. None of UMA or its officers or directors, directly or indirectly is, or owns any interest in, or controls, or is an employee, officer or director or partner of or participant in, or consultant to, any person which is a competitor, supplier or customer of UMA with the exception of their relationship with Invinity Systems Corporation, which relationships have previously been disclosed to USV and its affiliates.

      Section 3.17 Bank Accounts. Exhibit 3.17 sets forth all bank accounts, brokerage accounts, and safe deposit boxes of any kind maintained by UMA and, in each case, identifies the persons that are authorized signatories for, or which are authorized to have access to, each of them.


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

      Section 3.18 Changes in Circumstances. UMA has no knowledge of (i) any current or future condition or state of facts of circumstances which could reasonably be expected to result in a material and adverse change in the financial condition of operations of UMA, or (ii) any Legal Requirements currently in effect from which UMA currently is, or any currently proposed Legal Requirements from which UMA would be, except by reason of any "grandfather" clauses of provisions contained therein, but which would be applicable to USV following closing.

      Section 3.19 Accuracy of Information. None of the written information and documents which have been or will be furnished by UMA or any representatives of UMA to USV or any of the representatives of USV in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of UMA, UMA has disclosed to USV as the purchaser of UMA Interests all material information relating to UMA and its activities as currently conducted.

      Section 3.20 Investment. UMA is acquiring USV Common Stock for investment purposes, and not with a view to distribution or resale thereof in violation of applicable securities Legal Requirements.

      Section 3.21 Compliance with ERISA. UMA does not maintain or contribute to any Plan other than as set forth in Schedule 3.21. UMA and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

      Section 3.22 Environmental Matters.

            (a) UMA has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of UMA. UMA is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards,


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

prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of UMA.

            (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by UMA or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment storage, recycling, transportation, disposal or release of any Hazardous Materials.

            (c) To the best of UMA's knowledge, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of UMA and no property now or previously owned, leased or used by UMA is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

            (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by UMA and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which UMA would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

            (e) Neither UMA nor, to the best knowledge of UMA, any previous owner, tenant, occupant or user of any property owned, leased or used by UMA has
(i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except in compliance with all Environmental Laws, or (ii) transported any


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

Hazardous Materials to, from or across such property except in compliance with all Environmental Laws; nor to the best knowledge of UMA have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of UMA, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except in compliance with all Environmental Laws.

      Section 3.24 Franchises, Patents, Copyrights, Etc. Schedule 3.24 sets forth an accurate and complete list of all franchises, patents, copyrights, trademarks, trade names, trademark registrations, service names, service marks, licenses, formulas and applications therefor owned by UMA or used or required by UMA in the operation of its business, title to each of which is, except as set forth in Schedule 3.24 hereto, held by UMA free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. Except as set forth in Schedule 3.24, UMA owns or possesses adequate (and will use its best efforts to obtain as expediently as possible any additional) licenses or other rights to use all patents, trademarks, trade names, service marks, trade secrets or other intangible property rights and know-how necessary to entitle UMA to conduct its business as presently being conducted. There is no infringement action, lawsuit, claim or complaint which asserts that UMA's operations violate or infringe the rights or the trade names, trademarks, trademark registrations, service names, service marks or copyrights of others with respect to any apparatus or method of UMA or any adversely held trademarks, trade names, trademark registrations, service names, service marks or copyrights, and UMA is not in any way making use of any confidential information or trade secrets of any person, except with the consent of such person. Except as set forth in
Schedule 3.24, UMA has taken reasonable steps to protect its proprietary information (except disclosure of source codes pursuant to licensing agreements) and is the lawful owner of the proprietary information free and clear of any claim of any third party. UMA's proprietary rights are adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      Section 3.25 No Materially Adverse Contracts, Etc. UMA is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of UMA. UMA is not a party to any contract or agreement that has or is expected, in the judgment of UMA's officers, to have any materially adverse effect on the business of UMA.


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

      Section 3.26 Compliance With Other Instruments, Laws, Etc. UMA is not in violation of any provision of its certificate of incorporation, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound, or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of UMA.

      Section 3.27 Absence of UCC Financing Statements, Etc. There is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any Collateral or rights thereunder.

      Section 3.28 Certain Transactions. Except as set forth in Schedule 3.28, none of the officers, trustees, directors, or employees of UMA is presently a party to any transaction with UMA, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of UMA, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      Section 3.29 Capitalization. UMA's authorized capital stock consists solely of 10,000,000 shares of Common Stock, $0.001 par value per share, of which 10,000,000 fully diluted shares are issued and outstanding and no shares are reserved for issuance upon the exercise or conversion of warrants, options and other rights to purchase or otherwise obtain (by exchange or otherwise) shares of Common Stock. All outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable. Each UMA Shareholder shall receive one (1) share of USV for each share of UMA held at Closing.

      Section 3.30 Fees/Commissions. Except as set forth in Schedule 3.30 hereto, UMA has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any Person with respect to the transactions contemplated hereunder.

      Section 3.31 Employees. UMA has no current labor problems


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

or disputes which have resulted in, or are reasonably believed by UMA could have, a material adverse effect on the operations, properties or financial condition of UMA.

      Section 3.32 Solvency. As of the date hereof, UMA (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

      Section 3.33 Other Representations and Warranties. All representations, warranties, and covenants made by UMA in connection with this transaction are true and correct in all material respects, and do not omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF USV

      USV represents and warrants to UMA, as of the date of this Agreement and as of Closing, as follows:

      Section 4.1 Organization and Qualification of USV. USV is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as currently conducted. USV is duly qualified to do business as a foreign corporation in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary.

      Section 4.2 Authority. USV has all requisite corporation and authority to execute, deliver and perform this Agreement. The execution, delivery, and performance of this Agreement by USV have been duly and validly authorized by all necessary action on the part of USV. This Agreement has been duly and validly executed and delivered by USV and is the valid and binding obligation of USV, enforceable against USV in accordance with its terms.

      Section 4.3 No Conflicts; Required Consents. The execution, delivery and performance by USV of this Agreement does not and will


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

not: (i) conflict with or violate any provisions of the articles of certificate of incorporation or bylaws of USV; (ii) violate any provisions of any Legal Requirements; or (iii) conflict with, violate result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other persons, or any combination thereof) or accelerate or permit the acceleration of the performance required by, and Contract or Lien to which USV is a party or by which USV or the assets or properties owned or leased by it are bound or affected; or (iv) require any consent, approval or authorization, report or other document with, any Governmental Authority or other person.

      Section 4.4 Validity and Ownership of USV Common Stock. The USV Common Stock received by the members of UMA at Closing will be validly issued and outstanding, duly paid and nonassessable. The USV Common Stock will not be subject to, nor bound or affected by, any proxies, voting agreements, or other restrictions on the ownership thereof.

      Section 4.5 Ownership and Number of Shares of USV Common Stock. The shareholders' list attached hereto as Exhibit 4.5 accurately reflects the currently issued and outstanding shares of USV Common Stock currently outstanding. After a reverse stock split of twenty-two-to-one which will be approved prior to Closing, there are not, and will not at Closing, be more than 1,000,000 issued and outstanding shares of USV Common Stock.

      Section 4.6 Subsidiaries. USV does not control or hold direct or indirect equity interest in, or hold rights to control or acquire direct or indirect equity interests in, any corporation.

      Section 4.7 Capitalization of USV. The authorized capital stock of USV consists of 100,000,000 duly authorized shares of common stock $.001 per share par value, of which 100,000,000 are validly issued and outstanding, fully paid and nonassessable. Prior to Closing, USV will approve a twenty-two-to-one reverse stock split, reducing the number of issued and outstanding shares to 1,000,000 at Closing. There are 40,000,000 duly authorized shares of preferred stock, par value $.001, of which none has been issued. There are no other authorized or outstanding subscriptions, options, convertible securities, warrants, calls or other rights or any kind issued or granted by, or binding upon, USV to purchase or otherwise acquire any securities of or equity interest in USV.

      Section 4.8 Litigation. There is no litigation pending or, to USV's knowledge, threatened, by or before any governmental authority or private arbitration tribunal, against USV or its operations, nor, to USV's knowledge, is there any basis for any such litigation.

      Section 4.9 Resignation of Directors and Officers. USV shall have delivered to UMA the resignation of certain officers of USV such that after the Closing, the officers and directors of USV shall be as follows:

      Philip Kramer, Director, President
      Peter S. Muffoletto, Director, Secretary and Treasurer
      Tory A. Budgen, Director

      Section 4.10 Liabilities. Except as disclosed in Exhibit 4.10, USV has no liabilities or obligations, whether absolute, accrued, contingent, or otherwise that have not been disclosed to UMA.

      Section 4.11 Tax Returns and Payments. Except as disclosed in Schedule 4.11, USV has filed all federal, state, local and foreign tax returns required to be filed, and has timely paid all taxes that have become due and payable, whether or not so shown on any such tax returns. USV has not received any notice of, nor does USV have any knowledge of, any deficiency or assessment of proposed knowledge of, any deficiency or assessment of proposed deficiency or assessment from any taxing governmental authority. There are no tax audits pending with respect to USV, and there are no outstanding agreements or waivers by or with respect to USV, that extend the statutory period of limitations applicable to any federal, state, local or foreign tax returns for any period. USV makes no representation or warranty concerning whether or not its net operating loss carryforwards will be available for use by UMA following this transaction.

      Section 4.12 Books and Records. All of the books, records and accounts of USV are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the Financial Statements. USV has previously delivered to UMA the complete stock record book of USV and true and complete copies of all the minutes and meetings and all other corporate actions of the stockholders, Board of Directors and committees of the Board of Directors of USV since the date of its incorporation.

      Section 4.13 Accuracy of Information. None of the written information and documents which have been or will be furnished by

USV or any representatives of USV to UMA or any of the representatives of UMA in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of USV, USV has disclosed to UMA as the purchaser of USV common stock all material information relating to USV and its activities.

                                    ARTICLE 5
                            Covenants of UMA and USV

      Section 5.1 Affirmative Covenants of UMA. Except as USV may otherwise consent in writing, between the date of this Agreement and Closing, UMA shall:

      (a) conduct its business only in the usual, regular and ordinary course and in accordance with past practices;

      (b) (1) duly comply with all applicable Legal Requirements; (2) perform all of its obligations under all UMA Contacts without default; and (3) maintain its books, records, and accounts on a basis consistent with past practices;

      (c) (1) give to USV, its counsel, accountants and other representatives reasonable access during normal business hours to the premises of UMA, all of the assets and properties owned or leased by UMA, UMA's books and records, and UMA's personnel; (2) furnish to USV and such representatives all such additional documents (certified by an officer of UMA, if requested), financial information and other information as UMA may from time to time reasonably request and (3) cause UMA's accountants to permit USV and its accountants to examine the records and working papers pertaining to UMA's financial statements' provided that no investigation by USV of its representatives will affect or limit the scope of any of the representations and warranties of UMA herein or in any other related document;

      (d) use of best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by UMA in order to consummate the transactions contemplated hereby and deliver to USV copies, satisfactory in form and substance to USV, of such approvals and consents;

      (e) promptly deliver to USV true and complete copies of all monthly and quarterly financial statements of UMA and any reports with respect to the activities of UMA which are prepared by or for UMA at any time from the date hereof until Closing; and

      (f) promptly notify USV of any circumstances, event or action, by UMA or otherwise, (A) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (B) the existence, occurrence or taking of which would result in any of the representations and warranties of UMA in this Agreement or in any Transaction Documents not being true and correct in all material respects.

      Section 5.2 Negative Covenants of UMA. Except as USV may otherwise consent in writing, between the date of this Agreement and Closing, UMA shall not:

      (a) change the character of its business;

      (b) incur any liability or obligation or enter into any Contract except, in each case, in the ordinary course of business consistent with prior practices and not prohibited by any other provision hereof;

      (c) incur, assume or guarantee any indebtedness or liability in respect of borrowed money;

      (d) make any capital expenditure or commitment for capital expenditure exceeding $5,000 for a single project or $10,000 for all projects, whether or not in the ordinary course of business, or waive, lease, discharge, transfer or cancel any rights or claims of material value with the exception that following the launch of the new business on or about October 1, 2001, it is anticipated that UMA, shall enter into employment agreement, lease and sublease agreements, and expend other such sums necessary for UMA to commence operations, and those agreements are excluded from this section;

      (e) modify, terminate, or abrogate any Material UMA Contact other than in the ordinary course of business, or waive, lease, discharge, transfer or cancel any rights or claims of material value;

      (f) create or permit the creation or attachment of any Lien against any of the assets or properties owned or leased by it;

      (g) except as otherwise required by this Agreement, prepay any material liabilities or obligations;

      (h) issue any securities, or merge or consolidate with any other person or acquire any of the securities, partnership or joint venture interests, or business of any other person;

      (i) declare, set aside or pay any dividends on, or make any other distribution with respect to, any of its capital stock, or repurchase, redeem, or otherwise acquire any of its capital stock; and

      (j) enter into any transaction or permit the taking of any action that would result in any of the representations and warranties in this Agreement not being true and correct in all material respects at Closing.

      Section 5.3 Covenants of USV. Except as UMA may otherwise agree in writing, between the date of this Agreement and Closing, USV shall:

      (a) use it best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by USV in order to consummate the transaction contemplated hereby and deliver to UMA copies, satisfactory in form and substance to UMA, of such approvals and consents;

      (b) promptly notify UMA of any circumstance, event or action, by USV or otherwise, (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence, occurrence or taking of which would result in any of the representations and warranties of UA in this Agreement or in any Transaction Document not being true and correct in all material respects;

      (c) undertake all other actions necessary to put into force and effect this Agreement.

      Section 5.4 Joint Undertakings. Each of USV and UMA shall cooperate and exercise commercially reasonable efforts to facilitate the consummation of the transactions contemplated by this Agreement so as to permit Closing to take place on the date provided herein and to raise the satisfaction of conditions to Closing set forth in Article 6. Both parties hereto agree that they will use their best efforts to cause a Form 8-K to be filed with the Securities and Exchange Commission concerning this transaction which Form 8-K will require audited financial statements for UMA and pro forma financial information for the companies as merged.

      Section 5.5 Confidentiality.

      (a) Any non-public information that USV may obtain from UMA in connection with this Agreement, including but not limited to information concerning trade secrets, licenses, research projects, costs, profits, markets, sales, customer lists, strategies, plans for future development and any other information of a similar nature, shall be deemed confidential and, unless and until Closing shall occur, USV shall not disclose any such information to any third party (other than its directors, officers and employees and persons whose knowledge thereof is necessary to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of UMA; provided that (i) USV may use and disclose any such information once it has been publicly disclosed (other than by USV in breach of its obligations under this Section) or which rightfully has come into the possession of USV (other than from UMA) and (ii) to the extent that USV may become complied by Legal Requirements to disclose any of such information, USV may disclose such information if it shall have used all reasonable efforts, and shall have afforded UMA the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment for the protective order, or other satisfactory assurance of confidential treatment, for the information compelling to be disclosed. In the event of termination of this Agreement, USV shall use all reasonable efforts to cause to be delivered to UMA, and retain no copies of, any documents, work papers and other materials obtained by USV or on its behalf from UMA, whether so obtained before or after the execution hereof.

      (b) Any non-public information that UMA may obtain from USV in connection with this Agreement, including but not limited to information concerning trade secrets, licenses, research projects, costs, profits, markets, sales, customer lists, strategies, plans for future development and any other information of a similar nature, shall be deemed confidential and, unless and until Closing shall occur, UMA shall not disclose any such information to any third party (other than its directors, officers and employees, and persons whose knowledge thereof is necessary to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of USV; provided that (i) UMA may use and disclose any such information once it has been publicly disclosed (other than by UMA in breach of obligations under this Section) or which rightfully has come into the possession of UMA (other than from USV) and (ii) to the extent that UMA may become complied by Legal Requirements to disclose any of such information, UMA may disclose such information if it shall have used all reasonable efforts, and shall have afforded USV the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. In the event of termination of this Agreement, UMA shall use all reasonable efforts to cause to be delivered to USV, and retain no copies of, any documents, work papers and other materials obtained by UMA or on its behalf from USV, whether so obtained before or after the execution hereof.

      Section 5.6 Publicity. USV and UMA shall each consult with and obtain the consent of the other before issuing any press release or making any other public disclosure concerning this Agreement or the transactions contemplated hereby unless, in the reasonable judgment of the disclosing party, a release or disclosure is required to discharge its disclosure obligations under applicable legal requirements, in which case it shall in good faith consult with the other party about the form, content and timing of such release or disclosure prior to its release of disclosure.

                                    ARTICLE 6
                              Conditions Precedent

      Section 6.1 Conditions to UMA's Obligations. The obligations of UMA to consummate the transactions contemplated by this Agreement are subject to the following conditions:

      (a) Accuracy of Representations. The representations of USV in this Agreement or in any Transaction Document shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing, except as affected by the transactions contemplated hereby.

      (b) Performance of Agreements. USV shall have performed all obligations and agreements and complied with all covenants in this Agreement to be performed and complied with by it at or before Closing.

      (c) Officers's Certificate. UMA shall have received a certificate executed by an executive officer of USV, dated as of Closing, reasonably satisfactory in form and substance to UMA certifying that the conditions stated in subparagraphs
(a) and (b) of this Section have been satisfied.

      (d) Legal Proceedings. There shall be no Legal Requirement, and no judgment shall have been entered and not vacated by any governmental authority of competent jurisdiction and no litigation shall be pending which restrains, makes illegal or prohibits consummation of the transactions contemplated hereby.

      (e) Consents. UMA shall have obtained evidence, in form and substance satisfactory to it, that there have been obtained all consents, approvals and authorizations required by this Agreement.

      (f) Legal Matters Satisfactory to UMA's Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related matters shall be reasonably satisfactory to and approved by UMA's counsel, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as it shall have reasonably requested.

      (g) Opinion of Counsel Concerning Organization and Transaction. UMA shall have received from counsel for USV a favorable opinion addressed to UMA and dated as of the Closing Date, satisfactory in form and content to UMA, concerning the organization and this transaction.

      Section 6.2 Conditions to USV's Obligations. The obligations of USV to consummate the transactions contemplated by this Agreement are subject to the following conditions:

      (a) Accuracy of Representations. The representations of UMA in this Agreement or in any Transaction Document shall be true and accurate (in all material respects) at and as of Closing with the same effect as if they were made at and as of Closing, except as afforded by the transactions contemplated hereby.

      (b) Performance of Agreements. UMA shall have performed all obligations and agreements and complied with all covenants in this Agreement or in any Transaction Document to which it is a party to be performed and complied with by it at or before closing.

      (c) Officers's Certificate. USV shall have received a certificate executed by an executive officer of UMA, dated as of Closing, reasonably satisfactory in form and substance to USV, certifying that the conditions stated in subparagraphs (a) and (b) of this Section have been satisfied.

      (d) Legal Proceedings. There shall be no Legal Requirement, and no judgment shall have been entered and not created by any governmental authority of competent jurisdiction and no litigation shall be pending which restrains, makes illegal or prohibits consummation of the transactions contemplated hereby.

      (e) Consents. USV shall have obtained evidence, in form and substance satisfactory to it, that there have been obtained all consents, approvals and authorizations required by this Agreement.

      (f) Legal Matters Satisfactory to USV's Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to and approved by USV's counsel, and such counsel shall have been furnished with such copies of actions and proceedings and such other instruments and documents as it shall have reasonably requested.

      (g) Opinion of Counsel Concerning Organization and Transaction. USV shall have received from counsel for UMA a favorable opinion addressed to USV and dated as of the Closing Date, satisfactory in form and content to USV, concerning the organization and this transaction.

                                    ARTICLE 7
                                 Indemnification

      Section 7.1 Indemnification by UMA Shareholders. From and after Closing, the UMA Shareholders set forth in Exhibit 7, who together with their subsidiaries, other corporate affiliates, and immediate families, are all the holders of UMA Shares ("UMA Shareholders") all jointly and severally indemnify and hold harmless USV, its officers, directors, employees, agents and representatives and any person claiming by or through any of them, from and against any and all losses and related expenses arising out of or resulting from:

      (a) any representations and warranties of UMA in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or

      (b) any failure by UMA to perform any of its covenants, agreements or obligations in this Agreement.

      Section 7.2 Indemnification by USV. From and after the Closing, USV shall indemnify and hold harmless UMA, its officers, directors, agents and representatives, and any person claiming by or through any of them as the case my be, from and against any and all losses and related expenses arising out of or resulting from:

      (a) any representations and warranties of USV in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or

      (b) any failure by USV to perform any of its covenants, agreements or obligations in this Agreement.

      (c) all undisclosed abilities and obligations relating to, or arising out of activities of USV during periods prior to Closing.

      Section 7.3 Indemnification Against Third Party Claims. Promptly after receipt entitled to indemnification hereunder (the "Indemnitee") of written notice of the assertion of any claim or the commencement of any Litigation with respect to any matter referred to Sections 7.1 or 7.2, the Indemnitee shall give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter shall keep the Indemnitor reasonably informed with respect thereto, may provided that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder. In case any litigation is brought against any Indemnitee, the Indemnitor shall be entitled to participate in (and at the request of the Indemnitee shall assume) the defense thereof with counsel satisfactory to Indemnitee at the Indemnitor's expense. If the Indemnitor, at the Indemnitee's request, shall assume the defense of any settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such litigation.

      Section 7.4 Time and Manner of Certain Claims. The representations and warranties of USV and the Principal Shareholders in this Agreement shall survive Closing; provided, however, that neither USV nor the Members shall have any liability under Section 7.1 or 7.2, respectively, unless a claim is asserted by the party seeking indemnification thereunder by written notice to the party from whom indemnification is sought within three years after Closing, and such party commences litigation seeking such indemnification within 180 days following the date of such notice.

      Section 7.5 Effect of de minimus Damage on Indemnity by Principal Shareholders. The Members shall have no indemnity obligations under this Article 7 unless aggregate amount payable by them under this Article 7 is in excess of $10,000.

      Section 7.6 Tax Effect. In calculating amount payable to an Indemnitee hereunder (i) the amount of the indemnified losses shall be reduced by the amount of any reduction in the Indemnitee's liability for taxes resulting from the facts or occurrence giving rise to the indemnified losses; and (ii) the amount of the indemnified losses shall be grossed up by the amount of any increase in liability for taxes resulting from indemnification with respect thereto.

                                    ARTICLE 8
                                   Termination

      Section 8.1 Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

      (a) at any time, by the mutual agreement of USV and UMA.

      (b) by either USV and UMA, if the other is in material breach or default of its respective covenants, agreements or other obligations hereunder or if any of its representations and warranties herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate.

      (c) by either USV or UMA upon written notice to the other, if the transaction contemplated by this Agreement is not consummated on or prior to January 31, 2002, for any reason other than material breach or default by such party of its respective representations, warranties, covenants, agreements or other obligations hereunder.

      Section 8.2 Effect of Termination. If this Agreement shall be terminated, all obligations of the parties hereunder shall terminate, except for the obligations set forth in section 5.5, 5.6 and 9.3.

                                    ARTICLE 9
                                  Miscellaneous

      Section 9.1 Expenses. Each party shall pay its own expenses incurred as a result of this transaction.

      Section 9.2 Waiver and Modifications. Any of the provisions of this Agreement may be waived at any time by the party entitled to the benefit thereof, upon the authority of the Board of Directors of such party. Any of the provisions of this Agreement

(including the exhibits and the Agreement of Merger) may be modified at any time prior to and after the vote of the UMA Shareholders by agreement in writing approved by the Board of Directors of each party and executed in the same manner (but necessarily by the same persons) as this Agreement, provided that such modification, after the last vote of the UMA Shareholders shall not be allowed, if in the judgment of the Board of Directors of UMA, it affects materially and adversely the benefits of UMA's Shareholders under this Agreement of Merger. To the extent permitted by law, the powers of the Board of Directors may be delegated by the Board of the Executive Committee of such Board or by such Board (or by the Executive Committee to the extent any matter has been delegated to such Committee by the Board) to any officer or officers of such party, and any notices, consents or other action referred to in this Agreement may be given or taken by any officer so authorized.

      Section 9.3 Finders and commissions. USV and UMA each represents and warrants that no broker or finder is entitled to any brokerage or finder's fee or other commission based on agreements, arrangements or understandings made by it with respect to the transactions contemplated by this Agreement or by the Agreement of Merger, other than set forth in Exhibit 9.3.

      Section 9.4 Notices. Any notice request, instruction or other documents to be given hereunder or under the Agreement of Merger by any part to another shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, if to USV, addressed to:

      Universal Services & Acquisitions, Inc.
      21800 Oxnard Street Suite 440
      Woodland Hills CA 91367

      with a copy to:

      Claudia J. Zaman, Esq.
      Claudia J. Zaman Attorney At Law
      21800 Oxnard Street Suite 440
      Woodland Hills CA 91367

      if to UMA, addressed to:

      Philip Kramer, President
      Universal Medical Alliance
      23901 Calabasas Road Suite 1078

      Calabasas CA 91302

      Section 9.5 Abandonment. At any time before the effective Date, this Merger Agreement may be terminated and the merger may be abandoned by the Board of Directors of USV or UMA or both, notwithstanding approval of this Agreement by the UMA Shareholders or the USV Shareholders or both.

      Section 9.6 Entire Agreement. This Agreement and Plan of Merger represents the entire agreement between the parties. Any and all oral or written agreements concerning this merger shall be deemed null and void.

      Section 9.6 Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of California.

      Section 9.7 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

      IN WITNESS WHEREOF, USV and UMA, by their duly authorized officers, have executed and delivered this Agreement effective as of the date first above written.

                                        UNIVERSAL SERVICES & ACQUISITIONS, INC.

                                        By: /s/ Charles Smith
                                           -------------------------------------
                                           Charles Smith, CEO


                                        UNIVERSAL MEDICAL ALLIANCE

                                        By: /s/ Philip Kramer
                                           -------------------------------------
                                           Philip Kramer, President